Exhibit 6.1

CONTRIBUTION AGREEMENT

This contribution agreement (this “Agreement”) dated October __, 2020, is entered into by and between 181 High Street LLC (the “Owner”), Charles J. Follini (the “Member”) and Gateway Garage Partners LLC (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Owner owns and operates the commercial real estate property (the “Property”) described in the operating agreement of the Owner the form of which is attached as Exhibit A hereto (the “Amended and Restated Operating Agreement”);

WHEREAS, the Owner is a member managed entity and the Member is currently the sole member: and

WHEREAS, the Investor has been formed for the purpose of acquiring a membership interest in the Owner;

WHEREAS, the Investor wishes to purchase a membership interest (the “Interest”) in the Owner upon the terms and conditions set forth herein, and to be admitted to the Owner as a member thereof with the rights and privileges set forth herein and in the Operating Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, the Owner has agreed to provide certain management and information rights to the Investor as provided herein.

NOW THEREFORE, in consideration of the mutual promises and covenants of the parties hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Contribution.

(a)            Upon the terms and subject to the conditions of this Agreement, the Investor agrees to become a member of the Owner and, in connection therewith, hereby agrees to make a capital contribution to the Owner (the “Contribution”) in the amount set forth on Exhibit B attached hereto in exchange for an Interest in the amount set forth on such Exhibit B.

(b)            The Contribution shall be made no later than the second business day following the closing of the Investor’s offering pursuant to Regulation A under the Securities Act of 1933, as amended (the “Offering”). The date on which the Contribution is made is hereinafter referred to as the “Contribution Date.” On the Contribution Date, (i) the Investor shall pay the Contribution to the Owner by wire transfer of immediately available funds to an account specified in writing by the Owner and (ii) the Owner shall provide evidence of the admission of the Investor as a member of the Owner with a capital account equal to the Interest. Each of the Owner and the Investor shall take such other actions and execute and deliver such instruments and other documents as may be necessary to admit the Investor as a member of the Owner with a capital account equal to the Interest. As used herein, “business day” means a date, other than a Saturday, Sunday or legal holiday, on which banks in the Home State (as defined below) are open for the general transaction of business.

2.            Due Authorization; Additional Representations.

(a)            The Investor hereby represents and warrants to the Owner that (i) it has the requisite power, authority, and capacity to execute, deliver and perform this Agreement, to make the Contribution and acquire the Interest and to comply with the terms of the Operating Agreement, and such execution, delivery, performance and compliance does not conflict with, or constitute a default under or violation of, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(b)            The Owner hereby represents and warrants to the Investor that (i) it has the requisite power, authority, and capacity to execute, deliver and perform this Agreement, to accept the Contribution and to admit the Investor as a member of the Owner with a capital account equal to the Interest, and such execution, delivery and performance does not conflict with, or constitute a default under, its current operating agreement or any other instruments governing the Owner, or violate any law, regulation or order, or any agreement to which the Owner is a party or by which the Owner may be bound, (ii) this Agreement constitutes a legal, valid, and binding obligation of the Owner enforceable against the Owner in accordance with its terms, (iii) a true and complete copy of the Amended and Restated Operating Agreement is attached hereto as Exhibit A, and (iv) the Amended and Restated Operating Agreement complies in all material respects with the requirements of the LEX Requirements.

(c)            The Member hereby represents and warrants to the Investor that (i) he has the requisite capacity to execute, deliver and perform this Agreement and that such execution, delivery and performance does not conflict with, or constitute a default under, any agreement or instrument to which the Member is a party or by which the Member may be bound and (ii) this Agreement constitutes a legal, valid and binding obligation of the Member enforceable against the Member in accordance with its terms.

3.            Covenants of the Owner and the Member. (a) Concurrently with the execution of this Agreement, the Owner and the Member will take such action as is necessary to enter into the Amended and Restated Operating Agreement; (c) concurrently with the execution of this Agreement, the Owner and the Member will take such action as is necessary to enter into the Issuer Servicing Agreement, in the form attached hereto as Exhibit D (the “Servicing Agreement”); (d) so long at the Investor is a Member of the Owner, (i) the Owner and the Member will comply with the terms of the Operating Agreement, including without limitation, the payment of distributions thereunder to the members of the Owner, (ii) the Owner and the Member will comply with the terms of the Servicing Agreement and (iii) the Owner and the Member will comply in all material respects with all applicable terms of the LEX ATS Issuer Agreement, in substantially the form attached hereto as Exhibit C (the “Platform Agreement”).

4.            Events of Default.

(a)            The following shall be events of default under this Agreement (each, an “Event of Default”):

(i)             a material breach by the Owner or the Member of any of its covenants or obligations under any of (A) this Agreement, (B) the Amended and Restated Operating Agreement, (C) the Servicing Agreement, and (D) the Platform Agreement; and

(ii)            any act of gross negligence, willful misconduct or misappropriation by the Owner or the Member that is materially adverse to the Investor.

(b)            If an Event of Default is not cured, or is incapable of being cured, within 30 days’ following written notice thereof by the Investor or any holder (the “Holder”) of its equity interests (the “Units”) to the Owner, then each Holder shall have the right for a 60-day period, commencing at the end of such 30-day period, to cause the Owner to purchase such Holder’s Units at a price per Unit equal to the purchase price of such Unit, plus any accrued but unpaid distributions.

5.            Successor and Assigns. This Agreement shall (a) be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (b) survive the admission of the Investor as a member of the Owner.

6.            Third Party Beneficiaries. The Holders are hereby designated as third-party beneficiaries of this Agreement with all rights to enforce this Agreement to the same extent as if they were parties hereto.

7.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law provisions thereof. Any suit, action, or proceeding with respect to this Agreement or any or all transactions relating hereto shall be brought only in the State or Federal courts located in the State of Delaware. Each of the parties hereto hereby irrevocably (a) submits to the jurisdiction of the State and Federal courts in the State of Delaware with respect to any such suit, action, or proceeding and agrees and consents that service of process as provided by the law of the State of Delaware may be made upon it in any such suit, action, or proceeding brought in any of said courts, and agrees that it may not claim that any such suit, action, or proceeding has been brought in an inconvenient forum, and (b) consents to the service of process out of any of the aforesaid courts, in any such suit, action, or proceeding, by the mailing of copies thereof, by certified or registered mail, return receipt requested, addressed to it, in the case of the Owner, at the address of its principal executive office and, in the case of the Investor at the address of the Investor then appearing on the records of the Owner.

8.            Severability. If any provision of this Agreement is invalid or unenforceable pursuant to any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be held invalid or unenforceable pursuant to any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

9.            Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a deed on the date first set forth above.

181 High street LLC

By:
Name: Charles J. Follini
Title: Managing Member

Name: Charles J. Follini, individually as Member

GATEWAY GARAGE PARTNERS LLC

By:	Noyack Medical Partners LLC

By:
Name: Charles J. Follini
Title: Managing Member

[Signature Page to Contribution Agreement]

Exhibit A

Amended and Restated Operating Agreement

Exhibit B

Contribution Amount:	$[●]

Interest:	[●]%

Exhibit C

Form of LEX ATS Issuer Agreement

Exhibit D

Issuer Servicing Agreement